UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

Celestica Inc.

(Exact name of registrant as specified in its charter)

Ontario	001-14832	98-0185558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5140 Yonge Street, Suite 1900, Toronto, Ontario, Canada	M2N 6L7
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 448-2211

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Shares without par value	CLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2026, Michael M. Wilson, Chair of the Board of Directors (the “Board”) of Celestica Inc. (the “Company”), informed the Company that he will not stand for re-election as a director at the Company’s 2026 annual meeting of shareholders (the “2026 AGM”), effective as of immediately prior to the 2026 AGM. Mr. Wilson’s decision to retire was consistent with the Company’s director retirement policy and was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

In connection with Mr. Wilson’s departure, Robert A. Mionis, President and CEO of the Company, was appointed as Chair of the Board, and Laurette T. Koellner was appointed as Lead Independent Director of the Board, both effective as of immediately prior to the 2026 AGM.

On March 24, 2026, the Board also appointed David Reeder as a member of the Board, effective May 1, 2026. The Board has determined that Mr. Reeder qualifies as an independent director under Canadian securities laws and New York Stock Exchange listing standards. Mr. Reeder has been appointed to the Company’s Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee, effective May 1, 2026. He will be compensated in accordance with the director compensation policies and principles applicable to the Board.

Mr. Reeder is an experienced executive with expertise in leading global semiconductor and technology enterprises. He currently serves as President, Chief Executive Officer and a member of the board of directors of Entegris, Inc. Prior to that, he served as Chief Financial Officer at Chewy from 2024 to 2025 and as Chief Financial Officer at GlobalFoundries from 2020 to 2024 where he oversaw the company’s initial public offering in 2021. He previously held executive positions at Tower Hill Insurance Group, Lexmark International Inc., Electronics for Imaging Inc., Cisco, Broadcom and Texas Instruments Incorporated. He served on the board of directors of Alphawave IP Group plc from 2023 to 2025. Mr. Reeder brings to the Board significant financial and operational leadership experience across multiple industries.

There are no arrangements or understandings between Mr. Reeder and any other person pursuant to which Mr. Reeder was selected as a director, and there are no transactions in which the Company is a participant and in which Mr. Reeder has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointments is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated March 24, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celestica Inc.

Date: March 24, 2026
	By:	/s/ Douglas Parker
Name: Douglas Parker
Title: Chief Legal Officer and Corporate Secretary